UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 6, 2007

DOLLAR GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-11421	61-0502302
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Mission Ridge, Goodlettsville, Tennessee	37072
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(615) 855-4000

                    Not Applicable

              (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 6, 2007, Dollar General Corporation (the “Company”) completed its merger (the “Merger”) with Buck Acquisition Corp. (“Merger Sub”), pursuant to which the Company has been acquired by entities affiliated with Kohlberg Kravis Roberts & Co. L.P., GS Capital Partners, an affiliate of Goldman Sachs, Citi Private Equity, and other equity co-investors.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

The information set forth in Item 5.01 is incorporated by reference into this Item 2.01.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (“NYSE”) on July 6, 2007 that each outstanding share of the Company’s common stock, par value $0.50 per share, was cancelled and converted into the right to receive $22.00 in cash, without interest and less applicable withholding taxes, and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Company are no longer listed on NYSE. In connection with the completion of the Merger, trading of the Company’s common stock on NYSE will be suspended prior to the opening of trading on Monday, July 9, 2007.

Item 3.03.    Material Modification to Rights of Security Holders.

In connection with the Merger, each publicly held outstanding share of the Company’s common stock, par value $0.50 per share, was cancelled and converted into the right to receive $22.00, without interest and less applicable withholding taxes.

Item 5.01.    Changes in Control of Registrant.

On July 6, 2006, pursuant to the terms of the Agreement and Plan of Merger, dated as of March 11, 2007, by and among Buck Holdings, L.P. (“Parent”), Merger Sub and the Company, Merger Sub was merged with and into the Company, with the Company being the surviving corporation in the Merger. As a result of the Merger, all publicly-held shares of common stock of the Company were canceled and converted into the right to receive $22.00 cash per share, without interest and less any applicable withholding taxes. As a result of the Merger, the Company became a subsidiary of Parent, which is controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., GS Capital Partners, an affiliate of Goldman Sachs, Citi Private Equity, and other equity co-investors. Parent is financing the purchase price for the canceled shares of Company common stock through a combination of equity and debt financing.

On July 6, 2007, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On July 2, 2007, the Company issued a press release, which is furnished hereto as Exhibit 99.2 and incorporated by reference as if fully set forth herein, announcing that Merger Sub had determined tentative pricing information in connection with the cash tender offer (and related consent solicitation) (the “Tender Offer”) relating to the Company’s $200 million outstanding aggregate principal amount of 8-5/8% Senior Notes due 2010. In the press release that is included as Exhibit 99.2 hereto and is incorporated herein by reference, in addition to announcing the completion of the Merger, the Company also announces the completion of the Tender Offer.

Item 9.01    Financial Statements and Exhibits.

  (d)  Exhibits.

See the Index of Exhibits attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR GENERAL CORPORATION

By:	/s/ Susan S. Lanigan
Name: Susan S. Lanigan
Title: Executive Vice President and General Counsel

Date: July 6, 2007

INDEX OF EXHIBITS

Number	Exhibit

99.1	Press release dated July 6, 2007.

99.2	Press release dated July 2, 2007.